UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 11, 2015, Lumentum Holdings Inc. (the “Company”) announced its business outlook for its fiscal first quarter 2016 and will provide commentary on this outlook and business trends in a previously announced conference call. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Company provides guidance on non-GAAP net revenue as supplemental information regarding the Company’s expected operational performance. The Company also provides, for the purposes of evaluating quarterly trends versus pre-separation time periods, projected non-GAAP segment operating margin as if the Company had remained a business segment of JDS Uniphase (“JDSU”). Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company uses the measure disclosed in this release to evaluate the Company’s financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represent its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from non-GAAP segment operating margin items such as those relating to amortization of acquisition-related intangibles, stock-based compensation, restructuring, separation and transition costs, and certain investing expenses and non-cash activities that management believes are not reflective of the Company’s ordinary, ongoing and customary course activities. In addition, the Company’s projected non-GAAP net revenue for the quarter ending on September 26, 2015 excludes pre-separation intra-company transactions between JDSU’s CCOP segment and the other segments of JDSU for the portion of the quarter that the Company was still part of JDSU.

The Company believes providing this non-GAAP segment operating margin information allows investors to see Company financial results through the eyes of management. The Company further believes that providing this information allows investors to better understand the Company’s financial performance as compared to prior periods and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The Company is providing non-GAAP net revenue projections in a manner consistent with the presentation of net revenue on a GAAP basis for the time periods prior to the Company’s separation from JDSU.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Lumentum Provides Fiscal First Quarter 2016 Outlook” dated August 11, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

By:	/s/ Aaron Tachibana
Name:	Aaron Tachibana
Title:	Chief Financial Officer

August 11, 2015